Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-80177, 333-82249, 333-34570, 333-51878, 333-76272, 333-87618, 333-102434, 333-104169, 333-109895, 333-112022, 333-116187, 333-122054, 333-124092, 333-142709, 333-146195, 333-160321, and 333-179794) and Form S-3 (No. 333-108826) of F5 Networks, Inc. of our report dated November 21, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Seattle, WA

November 21, 2012